UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2009
BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	001-32980	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.03. Material Modifications to Rights of Security Holders.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 10.2

Item 1.01. Entry into a Material Definitive Agreement.
     On April 15, 2009, BMP Sunstone Corporation (the “Company”), entered into an amendment of its 12.5% Subordinated Convertible Notes due July 1, 2011 (the “Subordinated Notes”).
     In connection with the amendment of the Subordinated Notes, the Company entered into Allonges to 12.5% Subordinated Convertible Note due July 1, 2011 (the “Allonges”) with the holders of the Subordinated Notes (the “Subordinated Noteholders”) and the First Supplemental Indenture (the “Supplemental Indenture”) with The Bank of New York Mellon, as trustee (the “Trustee”). The Allonges modify the terms of the Subordinated Notes, and the Supplemental Indenture modifies the terms of the Indenture (the “Indenture”), dated as of March 16, 2009, by and between the Company and the Trustee and the Officer’s Certificate Pursuant to Section 3.01 of the Indenture to clarify the 19.99% requirement for the conversion price set forth therein. Copies of the form of Allonge and the Supplemental Indenture are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report and are incorporated herein by reference.
Item 3.03. Material Modifications to Rights of Security Holders.
     The description set forth in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Form of Allonge, as entered into on April 15, 2009, by the Company and holders of the Company’s 12.5% Subordinated Convertible Notes due July 1, 2011.

Exhibit 10.2	First Supplemental Indenture, as entered into on April 15, 2009, by the Company and The Bank of New York Mellon, as trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION
Date: April 15, 2009	By:	/s/ Fred M. Powell
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Form of Allonge, as entered into on April 15, 2009, by the Company and holders of the Company’s 12.5% Subordinated Convertible Notes due July 1, 2011.

Exhibit 10.2	First Supplemental Indenture, as entered into on April 15, 2009, by the Company and The Bank of New York Mellon, as trustee